Exhibit 5.2

[Letterhead of Burns & Levinson LLP]

February 14, 2024

Agrify Corporation

2468 Industrial Row Drive

Troy, Michigan 48084

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Agrify Corporation, a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-276724) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 26, 2024, as amended on February 7, 2024 and February 14, 2024, with respect to the offer and sale of (a) 2,288,330 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 2,288,330 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (c) warrants issuable to the placement agent (the “Placement Agent Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase an aggregate of 45,767 shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”). The Common Shares, Warrants and Warrant Shares are referred to herein collectively as the “Securities.”

The Securities are to be sold to purchasers as described in the Registration Statement and pursuant to subscription agreements referred to in the Registration Statement (collectively, the “Subscription Agreement”). We have assumed that the sale of the Securities by the Company and the exercise price of the Warrants will be at a price established by the Board of Directors of the Company or a duly-formed Pricing Committee thereof in accordance with applicable law that is at least the par value for each share of Common Stock being sold as part of the Securities and upon exercise of the Warrants. We have also assumed that: (i) the Warrant Shares will be properly delivered to the persons exercising the Warrants, and (ii) at the time of exercise of the Warrants, the consideration for the issuance and sale of the Common Stock in connection with such exercise is an amount that is not less than the par value of the Common Stock. With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectus, the Company’s Articles of Incorporation, as amended, the Company’s By-Laws, the Subscription Agreement, the Pre-Funded Warrants, the Placement Agent Warrants, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Agrify Corporation

February 14, 2024

Based upon the foregoing, we are of the opinion that when the Warrants have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus, and in accordance with, and in the manner set forth in, the Subscription Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute binding obligations of the Company enforceable with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

This opinion is limited to the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. We have assumed, with the permission of the Company and without any independent investigation, that the law of New York is identical to that of the Commonwealth of Massachusetts as it relates to the Warrants. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or foreign jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ BURNS & LEVINSON LLP

BURNS & LEVINSON LLP